UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 11, 2008

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MediaREADY, INC.

(Exact name of registrant as specified in its charter)

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Florida	0-31497	65-1001686
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

888 East Las Olas Boulevard, Suite 710

Fort Lauderdale, Florida 33301

(Address of Principal Executive Office) (Zip Code)

(954) 527-7780

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 8.01

Other Events.

Effective at the close of business on March 11, 2008 we amended our Articles of Incorporation to:

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change the name of our company to China Logistics Group, Inc.,

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effective a one for 40 reverse stock split of its issued and outstanding common stock, and

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increase our authorized preferred stock from 5,000,000 shares to 10,000,000 shares and increase our authorized common stock from 200,000,000 shares to 500,000,000 shares.

The amendment to our Articles of Incorporation was approved by our Board of Directors and the holders of approximately 56.9% of our outstanding voting securities which is in excess of the required majority of our outstanding securities entitled to vote on the Amendment. These shareholders included Mr. V. Jeffrey Harrell, our CEO, and the holders of our Series A Preferred Stock that include Messrs. Hui Liu and Wei Chen, executive officers and minority shareholders of our subsidiary Shandong Jiajia International Freight & Forwarding Co., Ltd., as well as two employees of that company. These actions were more fully described in an Information Statement which was mailed to the minority shareholders.

At close of business on March 11, 2008 every 40 shares of common stock outstanding immediately prior thereto will be equal to one share of common stock. No cash will be paid or distributed as a result of the reverse stock split and no fractional shares will be issued. All fractional shares which would otherwise be required to be issued as a result of the stock split will be rounded up to the nearest whole share. The split will be recorded on our stock transfer records in the form of book entry. As such, following the name change and reverse split the share certificates representing the pre-split shares bearing the name "MediaREADY, Inc." will continue to be valid with the adjustment for the number of shares owned being made on our stock transfer records. In the future, certificates representing post-split shares and the corporate new name will be issued in due course as old share certificates are tendered for exchange or transfer to our transfer agent.

In connection with the name change and reverse stock split, the CUSIP number for our common stock will change to 39986A 103 and the stock symbol for our common stock as quoted on the OTC Bulletin Board will change to CHLO. Our common stock will trade on a post-split basis at market open on Wednesday, March 12, 2008.

Item 7.01

Regulation FD Disclosure.

On March 12, 2008 we issued a press release disclosing these events. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01

Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit No.	Description

99.1	Press release dated March 12, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MediaREADY, INC.

By:	/s/ V. Jeffrey Harrell
V. Jeffrey Harrell, CEO and President

Date:  March 12, 2008

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